Slide 1: Abraxas Petroleum Corporation

IPAA Small Cap OGIS Presentation
February 7, 2005

The information presented herein may contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, competition, government regulation and the ability of the Company to meet its stated business goals. Picture: Collage of oil field pictures & outline of the U.S. and western Canada

Slide 2: Re-Emerging Growth Story

Abraxas Petroleum Corporation

         o     AMEX: ABP

         o     Basic shares outstanding - 36.6 million

         o     Average trading volume 2004 - 308,500 shares per day

         o     Share price appreciation 2004 - 53.6%

         o     Operations in Texas and Wyoming

         o     (Western Canada - Grey Wolf Exploration Inc.)

Natural gas

         o     Approximately 80%

 Quality assets

         o     High ownership interests

         o     Operations

         o     High producing rates per well

         o     Large acreage positions

         o     Substantial upside

Slide 3: Restructured 2004...

11 1/2% notes contained capital expenditure restrictions
Restructured debt in October:
         Sources:                                             Uses:
         -------------------------------------------------------------------
         New $125 mm floating rate notes due 2009     11 1/2% notes due 2007
         New $25 mm bridge loan                       Foothill credit facility
         New $35 mm term loan in Canada
         New $15 mm revolving credit facility (undrawn at closing)

Slide 4: Goals 2005...

Grey Wolf Exploration Inc. IPO

         o     Preliminary Prospectus filed January 18
                  o      Treasury shares by Grey Wolf
                         o proceeds to repay $35 mm term loan and general corporate purposes

                  o      Secondary & Over-Allotment shares by Abraxas

                         o    proceeds  to repay $25 mm bridge  loan and general
                              corporate   purposes  (reduce  debt  /  accelerate
                              capital development)

                         o if over-allotment is exercised in full - Abraxas will own 0 shares

         o Closing expected - late February 2005 Capital Development Program in Texas and Wyoming Maximize Shareholder Value

Slide 5: Focus...Focus...Focus...

Reserve Distribution of 100.1 Bcfe at 12/31/03
Map of the United States highlighting Wyoming and Texas

Wyoming            0.4 Bcfe          0.4%
West Texas        71.1 Bcfe         71.0%
South Texas       28.6 Bcfe         28.6%
Assumes Grey Wolf IPO completed

Slide 6: U.S. Production 2004...

U.S.  Production  declined 10% amid  capital  expenditure  restrictions  ($8 mm:
2004E) Bar Chart of U.S. 2004 production & capital expenditures by quarter Assumes Grey Wolf IPO completed

Slide 7: West Texas...

Map of Texas highlighting West Texas

Working interest average of 74% in 158 wells
Focus - continued development of deep Devonian / Montoya gas, overlying Cherry Canyon oil and Clearfork Slope oil plays
112 identified drilling locations (32 PUD's)
2004 activity - Intensive engineering field studies in preparation for expanded budget
2005 plans - 12 wells (3 drilling)

Slide 8: South Texas...

Map of Texas highlighting South Texas

Working interest average of 93% in 43 wells
Focus - continued development of deep horizontal Edwards gas
15 identified drilling locations (11 PUD's)
2004 activity - Preparation for expanded budget
2005 plans - 3 wells (1 drilling and 1 completing)

Slide 9: Wyoming...

Map of Wyoming highlighting East Central Wyoming

100% working interest in 5 horizontal wells plus 1 vertical well
53,500 net acres, long-term leases
Focus - development of multiple oil horizons
18 identified drilling locations
2004 activity - 1 vertical well
2005 plans - 1 vertical well to test 3-D defined fault block

Slide 10:         Maximize Shareholder Value...

Continue to improve balance sheet with target debt/total mkt. cap of 40% to 60% Maintain financial flexibility and liquidity
Prioritize large opportunity set of 145 identified drilling locations, 43 of which are PUD's
Assumes Grey Wolf IPO completed

Slide 11:         U.S. Net Asset Value...
                                           MM
Proved Reserves (1)              $        161.6
Incremental Reserves (2                   124.0
Acreage (3)                                 2.9
Working Capital (4)                         1.5
Debt (4)                                 (125.0)
                                    -----------------
Net Asset Value                   $       165.0
Shares Outstanding                         36.6
NAV/Share                         $        4.51

Notes:

     (1)  100.1 Bcfe valued at SEC PV10 at 12/31/03 = NYMEX $6.19 / $32.55
     (2) 89.9 Bcfe of unrisked projects on existing Company acreage requiring $61.2 mm of capital
     (3)  58,235 net undeveloped acres (12/31/03) valued at $50/acre
     (4) Pro-forma the October restructuring & Grey Wolf IPO at 100% Assumes Grey Wolf IPO completed

Slide 12:         2005 U.S. Guidance...

Production:
         Full Year (Bcfe)                   6.5-7.5
         Exit Rate (Mmcfe/d)                19-21
Price Differentials from NYMEX
         Gas ($/Mcf)                        0.55
         Oil ($/Bbl)                        0.75
Lease Operating Expenses
         $/Mcfe                             0.85
G&A
         $/Mcfe                             0.55
D/D/A
         $/Mcfe                             1.25

Capital Expenditures
         $MM                                22.0

Hedge position: 9,500 Mcfe/d through December 2005 w/ floors at $4.50-$5.00 and $25.00
Assumes Grey Wolf IPO completed

Slide 13: Summary...

Niche exploitation and production company
High quality assets with substantial upside
2005 goals:
                  Grey Wolf Exploration Inc. IPO
                  Capital Development Program in Texas and Wyoming Maximize Shareholder Value

Slide 14:         www.abraxaspetroleum.com
Picture: Brooks Draw, Wyoming